UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001	AQXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2019, Aquinox Pharmaceuticals, Inc. (“Aquinox”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neoleukin Therapeutics, Inc., a Delaware corporation (“Neoleukin”), and Apollo Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aquinox (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Neoleukin (the “Merger”), with Neoleukin surviving the Merger as a wholly-owned subsidiary of Aquinox. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Aquinox will issue to the former holders of Neoleukin capital stock (i) shares of Aquinox common stock representing approximately 19.5% of Aquinox’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (ii) shares of a newly created Aquinox non-voting convertible preferred stock that, following approval of Aquinox’s stockholders, will be convertible (the “Preferred Stock Conversion”) into a number of additional shares of Aquinox common stock such that following such conversion, the former holders of Neoleukin capital stock will, together with the shares of common stock issued at the Effective Time, hold in aggregate approximately 38.58% of the fully diluted outstanding shares of Aquinox (taking into account currently outstanding Aquinox stock options and a portion of the currently granted Aquinox options that may be in the money at closing, but excluding equity incentive awards covering shares of Aquinox common stock that are expected to be granted to continuing employees, including members of management, of Neoleukin). Any outstanding shares of Neoleukin common stock that are unvested or subject to repurchase or forfeiture restrictions will become fully vested and any repurchase or forfeiture restrictions thereon will lapse immediately prior to the Effective Time.

A certificate of designation creating the new convertible preferred stock was adopted by the board of directors of Aquinox (the “Aquinox Board”) at the time the Merger Agreement was signed and will be filed and be effective as of the time of closing (the “Certificate of Designation”).

Following the closing, Dr. Jonathan G. Drachman will serve as Chief Executive Officer of the combined company and Kamran Alam will serve as interim Chief Financial Officer of the combined company. Additionally, following the closing, the Aquinox Board will consist of seven directors, including three designees of Neoleukin, three designees of Aquinox and an independent director mutually selected by Neoleukin and Aquinox, and is expected to be comprised of Dr. Drachman, Ms. Sarah B. Noonberg, Dr. Lewis T. “Rusty” Williams, Mr. Todd Simpson, Mr. Sean Nolan and Ms. M. Cantey Boyd with the independent director seat deemed vacant until it is filled after the closing.

The Merger Agreement contains customary representations, warranties and covenants made by Aquinox and Neoleukin, including covenants relating to obtaining the requisite approvals of the stockholders of Aquinox and Neoleukin, indemnification of directors and officers, Aquinox’s and Neoleukin’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing.

In connection with the Merger, Aquinox will prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement, and will seek the approval of Aquinox’s stockholders with respect to certain actions, including the following (collectively, the “Aquinox Stockholder Matters”):

•	the approval of the Preferred Stock Conversion; and

•	the amendment of Aquinox’s restated certificate of incorporation to increase the number of authorized shares of common stock to an amount as determined by the Aquinox Board following the closing.

The closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the Neoleukin stockholders, (ii) the accuracy of the representations and warranties, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, (v) Nasdaq approval for listing of the shares of common stock to be issued at closing, and (vi) the filing of the Certificate of Designation.

Support Agreements

In connection with the execution of the Merger Agreement, the executive officers and directors of Aquinox, and certain other stockholders of Aquinox entered into support agreements with Neoleukin and Aquinox relating to the Merger covering approximately 47% of the outstanding capital stock of Aquinox, as of date of the Merger Agreement (the “Aquinox Support Agreements”). The Aquinox Support Agreements provide, among other things, that the stockholders who are parties to the Aquinox Support Agreements will vote all of the shares held by them in favor of Aquinox Stockholder Matters. The Aquinox Support Agreements also place certain restrictions on the transfer of the shares of Aquinox held by the respective signatories thereto.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders of Aquinox and Neoleukin, respectively, entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of any shares of Aquinox’s common stock for up to 130 days following the Effective Time.

The foregoing descriptions of the Merger Agreement, the Aquinox Support Agreements, and the Lock-Up Agreements, are not complete and are qualified in their entirety by reference to those agreements or the forms thereof, as applicable, which are attached hereto as Exhibit 2.1, 2.2, and 2.3, respectively, to this report and incorporated herein by reference.

The Merger Agreement (and the foregoing description of the Merger Agreement and the transactions contemplated thereby) has been included to provide investors and stockholders with information regarding the terms of the Merger Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about Aquinox or Neoleukin. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors; Resignation of Executive Officer

In connection with the Merger, the Aquinox Board accepted the resignations of Gary Bridger, Ph.D., Daniel Levitt, M.D., Ph.D., Richard S. Levy, M.D., David J. Main, Kevin Neu, M.D., and Robert E. Pelzer from the Aquinox Board, including the resignations of Mr. Main as Chairman of the Aquinox Board and as President and Chief Executive Officer of Aquinox, Mr. Pelzer from the Audit Committee of the Aquinox Board (the “Audit Committee”), Dr. Levitt and Dr. Levy from the Compensation Committee of the Aquinox Board (“Compensation Committee”), and Dr. Bridger and Dr. Neu from the Nominating and Corporate Governance Committee of the Aquinox Board (“Governance Committee”), each to be effective as of the closing date.

Separation Agreement with David J. Main

In connection with the Merger, Aquinox also entered into a separation agreement with Mr. Main. The separation agreement provides that Mr. Main’s employment will end effective as of the closing date. Pursuant to the separation agreement and consistent with the terms of Mr. Main’s employment agreement as amended through May 8, 2019, Mr. Main will be entitled to: (i) a lump sum payment equal to 18 months of his current base salary; (ii) a lump sum payment equal to 18 months bonus pay, that will be calculated and based on Mr. Main’s bonus payment average from the previous three years; (iii) the premiums necessary to continue Mr. Main’s health and dental benefits until the earliest of (A) 18 months from the separation date or (B) the date on which Mr. Main obtains other benefit coverage; (iv) a lump sum payment of $2,000 CDN on the separation date to cover the differential cost in coverage amounts between the group health benefits program and the individual health benefits plan; and (v) a transaction bonus of $401,250 upon the closing of the Merger. Aquinox will also cover the cost of Mr. Main’s U.S. and Canadian tax filing support services for the 2019 tax year. In addition, all unvested options held by Mr. Main will immediately vest and will remain exercisable for a period of 90 days following the separation date, at which time any vested but unexercised options will expire and be forfeit, with the exception of the options granted to Mr. Main in August of 2018 which provides for three years to exercise from the separation date.

The foregoing description of the terms of Mr. Main’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

(c) Appointment of Executive Officer

In connection with the Merger, Dr. Drachman entered into an employment agreement pursuant to which he will be appointed Chief Executive Officer of Aquinox, effective as of the closing of the Merger.

Jonathan G. Drachman, M.D., age 57, has served as a director and the Chief Executive Officer of Neoleukin since November 2018. From November 2004 to May 2018, Dr. Drachman held several positions at Seattle Genetics, Inc., culminating in the position of Chief Medical Officer and Executive Vice President of Research and Development. From 1998 to 2004, he was a faculty member in the Division of Hematology at the University of Washington, and a Senior Investigator in the Division of Research and Education at Puget Sound Blood Center. He currently serves on the board of directors of Harpoon Therapeutics, Inc. and Calithera Biosciences, Inc. Dr. Drachman received his M.D. at Harvard Medical School and his A.B. in Biochemistry from Harvard College. He completed his residency in internal medicine and a fellowship in medical oncology at the University of Washington.

Dr. Drachman has no family relationships with any member of the Aquinox Board or any executive officer of Aquinox, and has not been involved in any related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC required to be disclosed herein.

Compensatory Arrangement with Jonathan G. Drachman

Pursuant to his employment agreement, Dr. Drachman will receive an annual base salary of $350,000 and will be eligible to receive an annual bonus with a target level of 50% of his base salary. As an inducement to enter into the employment agreement, subject to the approval of the Aquinox Board, Dr. Drachman will also be granted an option to purchase 1,650,000 shares of Aquinox’s common stock with an exercise price to be equal to the fair market value of Aquinox’s common stock on the date of grant, as determined by the Aquinox Board. The option will vest and become exercisable with respect to (i) 1/4th of the total underlying shares on the first anniversary of the grant date and (ii) with respect to 1/48th of the total underlying shares on a monthly basis thereafter such that the option will be fully vested and exercisable on the fourth anniversary of the grant date, subject to Dr. Drachman’s continuous service through each applicable vesting date.

In the event Dr. Drachman experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in Dr. Drachman’s employment agreement), provided that he executes and makes effective a release of claims against Aquinox and its affiliates, Dr. Drachman will become entitled to (i) continued base salary for nine months, payable in accordance with Aquinox’s standard payroll practices; (ii) a pro-rated portion of his annual bonus, payable in a single lump-sum; (iii) premium payments for continued healthcare coverage for up to nine months; and (iv) accelerated vesting of the portion of his then-outstanding equity awards that would have vested and become exercisable, as applicable, if he had remained in service for an additional 12 months following his date of termination. In the event Dr. Drachman experiences a termination without “cause” or he resigns for “good reason” during the 12-month period following a change in control of Aquinox, then in lieu of the foregoing, Dr. Drachman would become entitled to (a) continued base salary for 12 months, payable in accordance with Aquinox’s standard payroll practices; (b) 100% of his annual target bonus, payable in a single lump-sum; (c) premium payments for continued healthcare coverage for up to 12 months; and (d) accelerated vesting his then-outstanding equity awards.

As previously disclosed in Aquinox’s proxy statement for the 2018 Annual Meeting of Stockholders, employee directors are not compensated for services on the Aquinox Board in addition to their regular employee compensation.

Aquinox expects to enter into Aquinox’s standard form of indemnification agreement for directors and executive officers with Dr. Drachman, which requires us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

The foregoing description of Dr. Drachman’s employment agreement is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is filed as Exhibit 10.2 attached hereto, and the terms of which are incorporated by reference herein.

(d) Election of Directors; Appointment of Committee Members

In connection with the Merger and effective as of the time of closing of the Merger, the Aquinox Board elected Ms. M. Cantey Boyd, Dr. Drachman, Dr. Sarah B. Noonberg, and Dr. Lewis T. “Rusty” Williams, to the Aquinox Board. Dr. Williams was designated as a Class I member of the Aquinox Board, to serve until the 2021 annual meeting of the stockholders of Aquinox; each of Dr. Drachman and Dr. Noonberg was designated as a Class II member of the Aquinox Board, to serve until the 2022 annual meeting of the stockholders of Aquinox; and Ms. Boyd designated as a Class III member of the Aquinox Board, to serve until the 2020 annual meeting of the stockholders of Aquinox. Ms. Boyd, Dr. Drachman, Dr. Noonberg, and Dr. Williams will serve until his or her respective terms expire and until his or her successor is duly elected and qualified or until his or her death. Mr. Sean Nolan will remain as a Class I member of the Aquinox Board and Mr. Todd Simpson will remain as a Class III member of the Aquinox Board.

In addition, to fill in the vacancies created by the departures of Dr. Bridger, Dr. Levitt, Dr. Levy, Mr. Main, Dr. Neu, and Mr. Pelzer, the Aquinox Board appointed (i) Dr. Drachman to serve as the interim Chairman of the Aquinox Board; (ii) Dr. Williams to serve as a member of the Audit Committee, with Mr. Nolan remaining as a member of the Audit Committee and Mr. Simpson remaining as Chair of the Audit Committee; (iii) Dr. Noonberg and Mr. Simpson to serve as members of the Compensation Committee, and Mr. Nolan to serve as the Chair of the Compensation Committee; and (iv) Ms. Boyd and Dr. Noonberg to serve as members of the Governance Committee, and Dr. Williams to serve as the Chair of the Governance Committee. Mr. Nolan and Mr. Simpson will both step down from the Governance Committee.

Aquinox expects to enter into Aquinox’s standard form of indemnification agreement for directors and executive officers with Ms. Boyd, Dr. Noonberg, and Dr. Williams, which requires us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

M. Cantey Boyd

M. Cantey Boyd, age 39, has served as a Managing Director of Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies, since March 2005. Prior to joining Baker Bros., Ms. Boyd served as an Analyst in the healthcare investment banking group of Deutsche Bank Securities from June 2002 to September 2004. Ms. Boyd received her A.B. in Business Economics from Brown University.

As a Managing Director of Baker Bros. Advisors LP, Ms. Boyd may be deemed to hold shared and voting dispositive power held by entities affiliated with Baker Bros. Advisors LP (the “Baker Entities”). After the Merger, the Baker Entities will be the beneficial owner of approximately 23% of Aquinox’s common stock. Pursuant to the Registration Rights Agreement, dated September 19, 2016 by and between Aquinox and the other parties thereto, which will remain in effect after the Merger, Aquinox has granted certain registration rights to the Baker Entities and Aquinox will, among other things, prepare and file with the SEC a registration statement to register for resale all shares now held or hereafter acquired by the Baker Entities, for up to ten years, and would include our obligation to facilitate certain underwritten public offerings of our common stock by the Baker Entities in the future.

Sarah B. Noonberg, M.D., Ph.D.

Sarah B. Noonberg, M.D., Ph.D., age 51, served as the Chief Medical Officer of Nohla Therapeutics Inc., a developer of universal, off-the-shelf cell therapies for patients with hematologic malignancies and other critical diseases, from May 2018 to May 2019. Prior to joining Nohla Therapeutics, she served as the Chief Medical Officer of Prothena Corporation plc, a biotechnology company, from May 2017 to March 2018. Prior to joining Prothena, Dr. Noonberg served as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc., a biotechnology company, from August 2015 to March 2017. From May 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, culminating in the position of Senior Vice President of Early Development. She currently serves on the board of directors of Protagonist Therapeutics, Inc. Dr. Noonberg received her M.D. at the University of California, San Francisco, her Ph.D. in Bioengineering at the University of California, Berkeley, and her B.S. in Engineering at Dartmouth College. She is a board-certified internist and completed her residency at Johns Hopkins Hospital.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Dr. Noonberg and Aquinox required to be disclosed herein.

Lewis T. “Rusty” Williams, M.D., Ph.D.

Lewis T. “Rusty” Williams, M.D., Ph.D., age 70, has served as the Chairman and Chief Executive Officer of Walking Fish Therapeutics, Inc., a biotechnology start-up company, since February 2019. Dr. Williams has also served as a venture partner of Quan Capital, LLP, a healthcare-focused venture capital firm, since October 2018. From January 2002 to December 2017, Dr. Williams founded and held several positions at Five Prime Therapeutics, Inc., culminating in the position of President and Chief Executive Officer from April 2011 to December 2017. From September 1992 to December 2001, Dr. Williams held several positions at Chiron Corporation, culminating in the position as Chief Scientific Officer and as a member of the board of directors. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco from August 1984 to June 1993, where he served as the director of the Cardiovascular Research Institution and Daiichi Research Center. Prior to UCSF, Dr. Williams co-founded and serve on the board of directors of COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease, from June 1989 to September 1994, and served on the faculties of Harvard Medical School and Massachusetts General Hospital from July 1982 to July 1984. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. He currently serves on the board of directors of Five Prime Therapeutics. Dr. Williams received his B.S. in Chemistry from Rice University, and his M.D. and Ph.D. in Pharmacology / Biochemistry from Duke University.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Dr. Williams and Aquinox required to be disclosed herein.

(e) Transition Agreement with Kamram Alam

In connection with the Merger, Aquinox also entered into a fixed-term transition agreement with Mr. Alam, who will serve as our Interim Chief Financial Officer following the closing of the Merger until May 31, 2020 (the “Transition Period”), unless terminated in compliance with the transition agreement.

Pursuant to his transition agreement, Mr. Alam will receive an annual base salary of $380,000 and will be eligible to receive a rentention bonus of $332,500. The retention bonus will be payable upon the earlier of Mr. Alam’s termination without cause and May 31, 2010. Mr. Alam will not be eligible for any additional equity awards during the Transition Period, but any equity awards granted prior to the transition retention agreement will continue to vest during the Transition Period. During the Transition Period, Mr. Alam will be eligible to participate in an individual extended health benefits plan paid for by Aquinox until August 8, 2020. In addition, Aquinox will pay Mr. Alam a lump sum payment of $2,000 CDN on August 8, 2019 to cover the differential cost in coverage amounts between the group health benefits program and the individual health benefits plan.

Consistent with the terms of his employment agreement, as amended, in connection with his separation and effective upon closing, Mr. Alam will be entitled to: (i) a lump sum payment equal to 12 months of his current base salary; (ii) a lump sum payment equal to 12 months bonus pay, that will be calculated and based on Mr. Alam’s bonus payment average from the previous three years; (iii) the premiums necessary to continue Alam’s health and dental benefits until the earliest of (A) 12 months from the separation date or (B) the date on which Mr. Alam obtains other benefit coverage; and (iv) a transaction bonus of $319,375 upon the closing of the Merger. In addition, all unvested options held by Mr. Alam will immediately vest and will remain exercisable for a period of 90 days following the separation date, at which time any vested but unexercised options will expire and be forfeit, with the exception of the options granted to Mr. Alam in August of 2018 which provides for three years to exercise from the separation date.

The foregoing description is qualified in its entirety by reference to the full text ofMr. Alam’s employment agreement, as amended, a copy of which was filed as Exhibit 10.2 with the Company’s Form 10-Q on August 1, 2019, and Mr. Alam’s transition agreement, a copy of which is filed as Exhibit 10.3 attached hereto, and each of which are incorporated by reference herein.

Item 7.01

On March 7, 2019, Aquinox and Neoleukin issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Aquinox and Neoleukin prepared investor presentation materials with information about the combined company, which it intends to use as part of investor presentations. A copy of the investor presentation materials to be used by management for presentations is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This information contained in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 and Exhibit 99.2, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Forward Looking Statements

This report, including the exhibits attached hereto, contain forward-looking statements based upon Aquinox’s and Neoleukin’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; the combined company’s expected cash position at the closing of the proposed Merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; Neoleukin having sufficient resources to advance its pipeline; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Aquinox and Neoleukin to consummate the proposed Merger; (iii) risks related to Aquinox’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, Aquinox stockholders and Neoleukin stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Aquinox’s common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) the uncertainties associated with the clinical development and regulatory approval of product candidates; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Aquinox’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC, and in other filings that Aquinox makes and will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Aquinox expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1*	Agreement and Plan of Merger by and between Aquinox Pharmaceuticals, Inc., Apollo Sub, Inc., and Neoleukin Therapeutics, Inc., dated August 5, 2019

2.2	Form of Support Agreement, by and among Aquinox Pharmaceuticals, Inc., Neoleukin Therapeutics, Inc. and each of the parties named in each agreement therein

2.3	Form of Lock-Up Agreement, by each of the parties named in each agreement therein

10.1	Separation Agreement and Release, dated August 5, 2019, by and between Aquinox Pharmaceuticals, Inc., and David J. Main

10.2	Employment Agreement, dated August 5, 2019, by and between Aquinox Pharmaceuticals, Inc., and Jonathan G. Drachman

10.3	Transition Retention Agreement, dated August 5, 2019, by and between Aquinox Pharmaceuticals, Inc., and Kamram Alam

99.1	Joint press release dated August 6, 2019

99.2	Presentation of Neoleukin Therapeutics, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: August 6, 2019